NEWS RELEASE	220 Liberty Street Warsaw, NY 14569

For Additional Information:
Karl F. Krebs
Executive VP & CFO
Phone: 585.786.1125
Email: KFKrebs@fiiwarsaw.com

FINANCIAL INSTITUTIONS, INC. CONTINUES STRONG PERFORMANCE,
ANNOUNCES 80% INCREASE IN YTD EARNINGS

WARSAW, N.Y., October 28, 2010 — Financial Institutions, Inc. (Nasdaq: FISI) (the “Company”), the parent company of Five Star Bank, today announced financial results for the third quarter ended September 30, 2010. Net income was $5.7 million for the third quarter of 2010 compared with $3.4 million for the third quarter of 2009, bringing the Company’s year-to-date net income to $16.2 million or an 80% increase over the same period a year ago. After preferred dividends, third quarter diluted earnings per share was $0.43, an 87% increase from the $0.23 per share earned during the third quarter of 2009. On a year to date basis, diluted earnings per share increased $0.66 to $1.23 per share as compared to $0.57 per share for the same period last year.

Key points for the third quarter of 2010 were as follows:

•	Net interest income increased for the 10th consecutive quarter and $1.7 million or 9% compared to the third quarter of 2009

•	Total loans were up $34.8 million or 3% over second quarter 2010

•	Non-performing loans decreased $4.0 million versus second quarter 2010

•	Capital remains well above regulatory minimums, with the leverage ratio increasing for the fifth consecutive quarter

•	Book value per common share increased to $14.87 at September 30, 2010, an increase of 11% from $13.39 at December 31, 2009

•	Recognized a one-time tax benefit of $606 thousand in the third quarter of 2010 related to a change in New York State tax law

“I am very pleased with our third quarter results for several reasons. We continue to be active lenders in our market place, which is driving our revenue growth, while maintaining solid asset quality. We have also been very focused on expense control. The combination of these initiatives has resulted in a 59.5% efficiency ratio,” stated Peter G. Humphrey, President and Chief Executive Officer. “This back-to-basics banking approach, started several years ago, is truly paying off.”

The Company also announced that it has been named to the Sandler O’Neill Sm-All Stars list of the top performing publicly-traded small-cap banks and thrifts in the nation. Of the 503 banks and thrifts with a market cap of less than $2 billion, Financial Institutions, Inc. was one of only 32 selected for the 2010 Sm-All Stars list. Selection for the Sandler O’Neill list is based on growth, profitability, credit quality, and capital strength.

“We are proud to be named to this elite list of high performing small-cap banks and thrifts,” said Humphrey. “Receiving this distinct honor is a testament to our commitment to deliver long-term value to our customers, communities and shareholders.”

Net Interest Income and Net Interest Margin

Net interest income totaled $19.8 million for the three months ended September 30, 2010, an increase of $1.7 million or 9% over the third quarter of 2009 and up $117 thousand or 1% compared with the second quarter of 2010. The increase in net interest income compared to the third quarter of 2009 resulted from a higher net interest margin and earning-asset growth. Average earning assets increased $114.1 million or 6% in the third quarter compared with the same quarter last year, with most of the growth in indirect consumer loans and investment securities. The increase in average indirect consumer loans reflected the Company’s expansion into new markets in New York State’s Capital district.

The net interest margin on a tax-equivalent basis was 4.06% in the third quarter of 2010, compared with 3.99% in the third quarter of 2009 and 4.09% in the second quarter of 2010. The increase in the net interest margin compared with the third quarter of last year resulted primarily from the rate of decline in the Company’s cost of interest-bearing liabilities exceeding the decline in the earning-assets yield. The Company’s yield on earning-assets decreased 24 basis points in the third quarter of 2010 compared with the same quarter last year. This was due to the effect of reinvesting cash flows in the low interest rate environment and a substantial portion of earning asset growth being concentrated in lower yielding mortgage-backed securities. The cost of interest-bearing liabilities decreased 37 basis points compared with the third quarter of 2009 due to continued downward changes in the Company’s interest-bearing deposit rates, a result of the continued re-pricing of the Company’s certificates of deposit.

Net interest income for the nine months ended September 30, 2010 totaled $58.7 million, an increase of $5.6 million or 11% compared with $53.1 million for the same period last year. Average earning assets increased $131.8 million through the first nine months of 2010 compared with the same period last year, while the tax-equivalent net interest margin increased 6 basis points to 4.09% in the first nine months of 2010. A decrease of 26 basis points in the Company’s tax-equivalent earning-assets yield in the first nine months of 2010 was offset by a decrease of 38 basis points in the cost of interest-bearing liabilities.

Noninterest Income

Noninterest income totaled $5.1 million for the third quarter of 2010, compared to $4.4 million in the third quarter of 2009 and $5.0 million in the second quarter of 2010. The Company recognized net gains on the sale of investment securities of $70 thousand in the third quarter of 2010, down from $1.7 million in the third quarter of 2009 and consistent with the second quarter of 2010. There were no other-than-temporary impairment (“OTTI”) charges on investment securities during the second or third quarters of 2010. Noninterest income for the third quarter of 2009 included $2.3 million of OTTI charges. Adjusted for the effect of net gains on sales and OTTI charges on investment securities, noninterest income for third quarter of 2010 was up $58 thousand or 1% from the same quarter last year and up $158 thousand or 3% from second quarter of 2010.

Noninterest income totaled $14.2 million for the first nine months of 2010, compared to $13.6 million for the same period last year. The Company recognized net gains on the sale of investment securities of $139 thousand during the first nine months of 2010, compared to $2.9 million during the same period last year. OTTI charges on investment securities totaled $526 thousand and $4.1 million for the nine-month periods ended September 30, 2010 and 2009, respectively. Adjusted for the effect of net gains on sales and OTTI charges on investment securities, noninterest income for the first nine months of 2010 decreased slightly by $218 thousand from the same period last year.

Noninterest Expense

Noninterest expense was $14.9 million for the third quarter of 2010, down $206 thousand or 1% from the third quarter of 2009 and up $66 thousand from the second quarter of 2010.

For the first nine months of 2010 noninterest expense was $44.5 million, a decrease of $3.1 million or 7% over the first nine months of 2009. Salaries and employee benefits decreased $1.0 million or 4% compared with the first nine months of 2009, primarily from lower incentive compensation and pension benefit costs. FDIC assessments decreased $1.2 million or 38% compared with the first nine months of 2009 primarily due to a special assessment on all FDIC-insured banks in 2009. The special assessment for the Company was $923 thousand during the second quarter of 2009.

Income Tax Expense

The Company’s effective tax rates were 27.4% and 31.5% for the three and nine months ended September 30, 2010, respectively, compared with 27.8% and 27.3% in the same periods last year, respectively. Certain amendments to the New York State (“NYS”) tax law pertaining to banking corporations were enacted during the third quarter of 2010. One of the amendments conformed the NYS bad debt deduction allowed for banks to that allowed for federal income tax purposes. As a result, the Company adjusted its deferred tax asset accordingly and recorded a one-time tax benefit of $606 thousand during the quarter ended September 30, 2010.

Balance Sheet

Total loans were $1.326 billion at September 30, 2010, up $34.8 million or 3% from June 30, 2010 and up $62.0 million or 5% from December 31, 2009. Total investment securities were $719.6 million at September 30, 2010, up $40.7 million or 6% from June 30, 2010 and up $99.6 million or 16% from December 31, 2009.

Deposits were $1.946 billion at September 30, 2010, an increase of $124.5 million from the end of the second quarter and up $203.4 million compared with the end of 2009. Public deposit balances increased $73.4 million during the last quarter due largely to the seasonality of municipal cash flows. The Company’s deposit mix remains favorably weighted in lower cost demand, savings and money market accounts, which comprised 60.8% of total deposits at the end of the third quarter.

Total shareholders’ equity was $216.2 million at September 30, 2010, a $4.5 million increase from June 30, 2010, due to a net increase of $3.6 million in the Company’s retained earnings, an increase of $1.0 million due to stock based compensation items and a $548 thousand increase in accumulated other comprehensive income, offset by a net change in treasury stock of $202 thousand. The Company’s tangible common equity as a percent of tangible assets was 5.66% as of September 30, 2010, while its tangible common book value per share increased to $11.45.

The Company’s leverage ratio improved to 8.66% at the end of the third quarter compared to 8.45% at the end of last quarter and 7.96% at year-end, which comfortably exceeded the regulatory thresholds required to be classified as a “well capitalized” institution as established by the Company’s primary banking regulators.

Asset Quality and Provision for Loan Losses

Non-performing assets were $8.5 million or 0.38% of total assets at September 30, 2010, down from $12.5 million at June 30, 2010, but up from $7.9 million at this time last year. As previously disclosed, the Company had a $5.0 million participation interest in one commercial business loan, included in nonaccrual loans at June 30, 2010, for which it allocated a $2.5 million specific reserve during the second quarter of 2010. During the third quarter of 2010, the Company made the decision to sell and subsequently sold its interest in the loan. The loan was sold for $1.9 million, resulting in a charge-off of $3.1 million, representing the previously established specific reserve of $2.5 million and an additional $600 thousand.

The ratio of non-performing loans to total loans was 0.56% at September 30, 2010 versus 0.88% at June 30, 2010, and 0.46% at September 30, 2009. This ratio continues to compare favorably to the average of our peer group, which was 3.67% of total loans at June 30, 2010, the most recent period for which information is available (Source: Federal Financial Institutions Examination Council — Bank Holding Company Performance Report as of June 30, 2010 — Top-tier bank holding companies having consolidated assets between $1 billion and $3 billion).

The provision for loan losses was $2.2 million for the third quarter of 2010, compared to $2.1 million last quarter and $2.6 million in the third quarter of 2009. Net charge-offs were $4.3 million, or 1.30% annualized, of average loans, up from $866 thousand, or 0.27% annualized, of average loans in the second quarter of 2010 and up from $2.5 million, or 0.79% annualized, of average loans in the third quarter of 2009.

The allowance for loan losses was $19.7 million at September 30, 2010, compared with $21.8 million at June 30, 2010 and $20.8 million at September 30, 2009. The ratio of the allowance for loan losses to total loans was 1.49% at September 30, 2010, compared with 1.69% at June 30, 2010 and 1.65% at September 30, 2009. The ratio of allowance for loan losses to non-performing loans was 268% at September 30, 2010, compared with 192% at June 30, 2010 and 357% at September 30, 2009.

About Financial Institutions, Inc.

With over $2.2 billion in assets, Financial Institutions, Inc. provides diversified financial services through its subsidiaries, Five Star Bank and Five Star Investment Services, Inc. Five Star Bank provides a wide range of consumer and commercial banking services to individuals, municipalities and businesses through a network of over 50 offices and more than 70 ATMs in Western and Central New York State. Five Star Investment Services provides brokerage and insurance products and services within the same New York State markets. The consolidated entity employs over 600 individuals. The Company’s stock is listed on the Nasdaq Global Select Market under the symbol FISI. Additional information is available at the Company’s website: www.fiiwarsaw.com.

Safe Harbor Statement

This press release may contain forward-looking statements as defined by federal securities laws. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current beliefs or projections. There are a number of important factors that could affect the Company’s forward-looking statements which include its ability to implement its strategic plan, its ability to redeploy investment assets into loan assets, the attitudes and preferences of its customers, the competitive environment, fluctuations in the fair value of securities in the investment portfolio, and general economic and credit market conditions nationally and regionally. For more information about these factors please see the Company’s Annual Report on Form 10-K on file with the SEC. All of these factors should be carefully reviewed, and readers should not place undue reliance on these forward-looking statements. The Company undertakes no obligation to revise these statements following the date of this press release.
*****FINANCIAL INSTITUTIONS, INC.
Summary of Quarterly Financial Data (Unaudited)

	2010			2009
	September 30,	June 30,	March 31,	December 31,	September 30,
SELECTED BALANCE SHEET DATA
(Amounts in thousands)
Cash and cash equivalents:
Cash and due from banks	$73,354	43,326	38,081	42,874	48,721
Federal funds sold and interest-earning deposits	94	93	33,793	85	11,385

Total cash and cash equivalents	73,448	43,419	71,874	42,959	60,106
Investment securities:
Available for sale	687,955	651,533	648,667	580,501	625,744
Held-to-maturity	31,669	27,404	34,556	39,573	45,056

Total investment securities	719,624	678,937	683,223	620,074	670,800
Loans:
Commercial business	206,137	208,618	208,976	206,383	218,793
Commercial mortgage	340,307	334,043	331,870	330,748	317,804
Residential mortgage	137,376	139,112	142,406	144,636	148,479
Home equity	204,583	200,929	200,287	200,684	198,538
Consumer indirect	411,237	381,464	356,873	352,611	345,448
Other consumer	26,741	27,417	27,769	29,365	31,332

Total loans	1,326,381	1,291,583	1,268,181	1,264,427	1,260,394
Allowance for loan losses	19,732	21,825	20,586	20,741	20,782

Total loans, net	1,306,649	1,269,758	1,247,595	1,243,686	1,239,612
Total interest-earning assets (1) (2)	2,033,109	1,958,411	1,979,875	1,881,887	1,934,786
Goodwill	37,369	37,369	37,369	37,369	37,369
Total assets	2,249,531	2,142,931	2,156,055	2,062,389	2,138,205
Deposits:
Noninterest-bearing demand	345,257	328,937	308,822	324,303	298,972
Interest-bearing demand	398,682	370,584	409,094	363,698	383,982
Savings and money market	439,615	399,972	426,330	368,603	402,042
Certificates of deposit	762,843	722,452	705,628	686,351	712,182

Total deposits	1,946,397	1,821,945	1,849,874	1,742,955	1,797,178
Borrowings	66,736	93,654	83,454	106,390	120,113
Total interest-bearing liabilities	1,667,876	1,586,662	1,624,506	1,525,042	1,618,319
Shareholders’ equity	216,189	211,699	203,603	198,294	195,935
Common shareholders’ equity (3)	162,497	158,100	150,095	144,876	142,605
Tangible common shareholders’ equity (4)	125,128	120,731	112,726	107,507	105,176
Securities available for sale – fair value adjustment
included in shareholders’ equity, net of tax	$7,965	7,481	3,263	1,655	4,778
Common shares outstanding	10,931	10,942	10,920	10,820	10,818
Treasury shares	417	406	428	528	530
CAPITAL RATIOS
Leverage ratio	8.66%	8.45	8.32	7.96	7.89
Tier 1 risk-based capital	12.68%	12.73	12.37	11.95	10.73
Total risk based capital	13.93%	13.99	13.63	13.21	11.98
Common equity to assets	7.22%	7.38	6.96	7.02	6.67
Tangible common equity to tangible assets (4)	5.66%	5.73	5.32	5.31	5.01
Common book value per share	$14.87	14.45	13.74	13.39	13.18
Tangible common book value per share (4)	$11.45	11.03	10.32	9.94	9.72

FINANCIAL INSTITUTIONS, INC.
Summary of Quarterly Financial Data (Unaudited)

			Quarterly Trends
	Nine months ended		2010			2009
	September 30,		Third	Second	First	Fourth	Third
	2010	2009	Quarter	Quarter	Quarter	Quarter	Quarter
SELECTED INCOME STATEMENT DATA
(Dollar amounts in thousands)
Interest income	$72,212	70,092	24,186	24,202	23,824	24,390	23,697
Interest expense	13,491	17,042	4,393	4,526	4,572	5,175	5,619

Net interest income	58,721	53,050	19,793	19,676	19,252	19,215	18,078
Provision for loan losses	4,707	6,614	2,184	2,105	418	1,088	2,620

Net interest income after provision
for loan losses	54,014	46,436	17,609	17,571	18,834	18,127	15,458

Noninterest income:
Service charges on deposits	7,260	7,480	2,528	2,502	2,230	2,585	2,643
ATM and debit card	3,034	2,639	1,046	1,054	934	971	920
Broker-dealer fees and commissions	1,002	741	263	359	380	281	238
Company owned life insurance	822	806	271	282	269	290	271
Loan servicing	687	1,031	267	140	280	277	304
Net gain on sale of loans held for sale	374	545	197	115	62	154	129
Net gain on investment securities	139	2,928	70	63	6	501	1,721
Impairment charge on investment securities	(526)	(4,101)	—	—	(526)	(565)	(2,318)
Net (loss) gain on other assets	(186)	177	(188)	—	2	3	19
Other	1,574	1,366	677	451	446	686	479

Total noninterest income	14,180	13,612	5,131	4,966	4,083	5,183	4,406

Noninterest expense:
Salaries and employee benefits	24,422	25,421	8,131	8,044	8,247	8,213	8,253
Occupancy and equipment	8,177	8,289	2,736	2,670	2,771	2,773	2,730
FDIC assessments	1,865	3,026	629	634	602	625	753
Computer and data processing	1,738	1,757	552	615	571	583	578
Professional services	1,618	1,972	534	478	606	552	532
Supplies and postage	1,318	1,414	442	431	445	432	473
Advertising and promotions	877	650	338	352	187	299	227
Other	4,529	5,131	1,574	1,646	1,309	1,640	1,596

Total noninterest expense	44,544	47,660	14,936	14,870	14,738	15,117	15,142

Income before income taxes	23,650	12,388	7,804	7,667	8,179	8,193	4,722
Income tax expense	7,461	3,384	2,141	2,469	2,851	2,756	1,313

Net income	$16,189	9,004	5,663	5,198	5,328	5,437	3,409

Preferred stock dividends	2,792	2,770	932	931	929	927	927
Net income applicable to
common shareholders	$13,397	6,234	4,731	4,267	4,399	4,510	2,482

STOCK AND RELATED PER SHARE DATA
Net income per share – basic	$1.24	0.58	0.44	0.39	0.41	0.42	0.23
Net income per share – diluted	$1.23	0.57	0.43	0.39	0.40	0.42	0.23
Cash dividends declared on common stock	$0.30	0.30	0.10	0.10	0.10	0.10	0.10
Common dividend payout ratio (5)	24.19%	51.72	22.73	25.64	24.39	23.81	43.48
Dividend yield (annualized)	2.27%	4.02	2.25	2.26	2.77	3.37	3.98
Stock price (Nasdaq: FISI):
High	$19.94	15.99	19.94	19.48	15.40	12.25	15.00
Low	$10.91	3.27	14.14	14.07	10.91	9.71	9.90
Close	$17.66	9.97	17.66	17.76	14.62	11.78	9.97

FINANCIAL INSTITUTIONS, INC.
Summary of Quarterly Financial Data (Unaudited)

			Quarterly Trends
	Nine months ended		2010			2009
	September 30,		Third	Second	First	Fourth	Third
	2010	2009	Quarter	Quarter	Quarter	Quarter	Quarter
SELECTED AVERAGE BALANCES
(Amounts in thousands)
Federal funds sold and interest-earning deposits	$6,513	44,209	842	4,479	14,366	16,457	39,945
Investment securities (1)	672,876	593,533	668,175	692,162	658,181	657,299	585,830
Loans (2):
Commercial business	206,439	201,744	206,071	208,327	204,905	211,626	216,235
Commercial mortgage	335,291	300,175	337,992	334,253	333,579	326,313	310,476
Residential mortgage	140,702	165,841	137,451	140,946	143,780	146,853	149,815
Home equity	200,806	192,097	202,621	199,865	199,903	199,367	195,601
Consumer indirect	371,743	301,110	397,161	364,801	352,778	349,231	334,123
Other consumer	27,243	31,090	26,541	27,060	28,145	29,903	30,754

Total loans	1,282,224	1,192,057	1,307,837	1,275,252	1,263,090	1,263,293	1,237,004
Total interest-earning assets	1,961,613	1,829,799	1,976,854	1,971,893	1,935,637	1,937,049	1,862,779
Goodwill	37,369	37,369	37,369	37,369	37,369	37,369	37,369
Total assets	2,145,101	2,005,656	2,163,633	2,158,912	2,112,192	2,117,775	2,040,030
Interest-bearing liabilities:
Interest-bearing demand	380,065	362,870	360,947	386,703	392,896	374,787	361,147
Savings and money market	408,228	377,877	402,601	420,774	401,294	400,966	369,562
Certificates of deposit	718,043	681,204	749,021	715,168	689,284	697,292	699,011
Borrowings	89,358	81,675	83,634	89,753	94,811	114,721	94,642

Total interest-bearing liabilities	1,595,694	1,503,626	1,596,203	1,612,398	1,578,285	1,587,766	1,524,362
Noninterest-bearing demand deposits	324,955	288,918	336,591	324,790	313,227	308,491	298,723
Total deposits	1,831,291	1,710,869	1,849,160	1,847,435	1,796,701	1,781,536	1,728,443
Total liabilities	1,936,290	1,812,692	1,947,549	1,951,241	1,909,662	1,919,352	1,845,010
Shareholders’ equity	208,811	192,964	216,084	207,671	202,530	198,423	195,020
Common equity (3)	155,261	139,771	162,448	154,122	149,066	145,055	141,741
Tangible common equity (4)	$117,892	102,226	125,079	116,753	111,697	107,654	104,269
Common shares outstanding:
Basic	10,762	10,726	10,778	10,761	10,746	10,742	10,738
Diluted	10,824	10,764	10,870	10,846	10,801	10,785	10,779
SELECTED AVERAGE YIELDS/
RATES AND RATIOS
(Tax equivalent basis)
Federal funds sold and interest-earning deposits	0.21%	0.22	0.23	0.20	0.21	0.22	0.20
Investment securities	3.40%	4.17	3.30	3.44	3.47	3.55	3.79
Loans	5.88%	6.01	5.79	5.88	5.97	6.00	6.01
Total interest-earning assets	5.01%	5.27	4.95	5.01	5.08	5.12	5.19
Interest-bearing demand	0.19%	0.22	0.18	0.19	0.20	0.20	0.19
Savings and money market	0.28%	0.28	0.27	0.28	0.28	0.30	0.29
Certificates of deposit	1.84%	2.62	1.75	1.83	1.95	2.20	2.49
Borrowings	3.34%	3.78	3.12	3.55	3.34	2.84	3.35
Total interest-bearing liabilities	1.13%	1.51	1.09	1.13	1.17	1.29	1.46
Net interest rate spread	3.88%	3.76	3.86	3.88	3.91	3.83	3.73
Net interest rate margin	4.09%	4.03	4.06	4.09	4.12	4.06	3.99
Net income (annualized returns on):
Average assets	1.01%	0.60	1.04	0.97	1.02	1.02	0.66
Average equity	10.37%	6.24	10.40	10.04	10.67	10.87	6.93
Average common equity (6)	11.54%	5.96	11.55	11.11	11.97	12.33	6.95
Average tangible common equity (7)	15.19%	8.15	15.01	14.66	15.97	16.62	9.45
Efficiency ratio (8)	59.50%	67.51	59.05	59.16	60.31	59.93	63.43

FINANCIAL INSTITUTIONS, INC.
Summary of Quarterly Financial Data (Unaudited)

				Quarterly Trends
	Nine months ended			2010		2009
	September 30,		Third	Second	First	Fourth	Third
	2010	2009	Quarter	Quarter	Quarter	Quarter	Quarter
ASSET QUALITY DATA
(Dollar amounts in thousands)
Nonaccrual loans	$7,364	5,816	7,364	11,304	6,685	6,822	5,816
Accruing loans past due 90 days or more	1	1	1	61	2	1,859	1

Total non-performing loans	7,365	5,817	7,365	11,365	6,687	8,681	5,817
Foreclosed assets	463	696	463	500	771	746	696
Non-performing investment securities	648	1,431	648	646	661	1,015	1,431

Total non-performing assets	$8,476	7,944	8,476	12,511	8,119	10,442	7,944

Net loan charge-offs	$5,716	4,581	4,277	866	573	1,129	2,452
Net charge-offs to average loans (annualized)	0.60%	0.51	1.30	0.27	0.18	0.35	0.79
Total non-performing loans to total loans	0.56%	0.46	0.56	0.88	0.53	0.69	0.46
Total non-performing assets to total assets	0.38%	0.37	0.38	0.58	0.38	0.51	0.37
Allowance for loan losses to total loans	1.49%	1.65	1.49	1.69	1.62	1.64	1.65
Allowance for loan losses to
non-performing loans	268%	357	268	192	308	239	357

(1) Includes investment securities at adjusted amortized cost and non-performing investment securities.

(2) Includes nonaccrual loans.

(3) Excludes preferred shareholders’ equity.

(4) Excludes preferred shareholders’ equity, goodwill and other intangible assets.

(5) Common dividend payout ratio equals dividends declared during the period divided by earnings per share for the equivalent period.

(6) Net income available to common shareholders divided by average common equity.

(7) Net income available to common shareholders divided by average tangible equity.

(8) Efficiency ratio equals noninterest expense less other real estate expense and amortization of intangible assets as a percentage of net revenue, defined as the sum of tax-equivalent net interest income and noninterest income before net gains and impairment charges on investment securities.